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                                                                     EXHIBIT 2.1


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                         TOREADOR RESOURCES CORPORATION
                                      INTO
                          TOREADOR ROYALTY CORPORATION


        Toreador Royalty Corporation, a corporation organized and existing under the laws of Delaware, does hereby certify as follows:

        FIRST: Toreador Royalty Corporation was incorporated on the 16th day of July, 1951, pursuant to the General Corporation Law of the State of Delaware.

        SECOND: Toreador Royalty Corporation owns all of the outstanding shares (of each class) of the stock of Toreador Resources Corporation, a corporation incorporated on the 5th day of June, 2000, pursuant to the General Corporation Law of the State of Delaware.

        THIRD: Toreador Royalty Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 18th day of May, 2000, determined to merge Toreador Resources Corporation with and into Toreador Royalty Corporation, with Toreador Royalty Corporation being the surviving corporation of such merger.

                RESOLVED, that Toreador Royalty Corporation merge, and it hereby does merge into itself Toreador Resources Corporation and assumes all of the obligations of Toreador Resources Corporation, and, be it

                FURTHER RESOLVED, that such merger shall be effective upon filing with the Secretary of State of Delaware; and, be it

                FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Toreador Resources Corporation with and into Toreador Royalty Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and, be it


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                FURTHER RESOLVED, that this corporation change its corporate name by changing Article First of the Certificate of Incorporation of this corporation to read as follows:

                FIRST. The name of the corporation is Toreador Resources Corporation.

                IN WITNESS WHEREOF, Toreador Royalty Corporation has caused this Certificate to be signed by G. Thomas Graves III, its President and Chief Executive Officer, on June 5, 2000.

                                        TOREADOR ROYALTY CORPORATION


                                        By:   /s/ G. Thomas Graves III
                                           ---------------------------------
                                        Name: G. Thomas Graves III
                                        Title: President and Chief Executive
                                        Officer



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